    As filed with the Securities and Exchange Commission on January 30, 1998
                                                     Registration No. __________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                    77-0034611
   (State of incorporation)             (I.R.S. employer identification number)

                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of principal executive offices, including zip code)

                     INTUIT INC. 1996 DIRECTORS' STOCK PLAN
                            (Full title of the plan)

                          CATHERINE L. VALENTINE, ESQ.
                                   INTUIT INC.
                            P.O. BOX 7850, M.S. 52028
                      MOUNTAIN VIEW, CALIFORNIA 94039-7850
                                 (650) 944-6656
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                              Kenneth A. Linhares.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES       AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED          REGISTERED                SHARE                   PRICE           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
    Common Stock         45,000 shares (1)          $36.72 (1)             $1,652,400              $487

(1) Represents additional shares available for grants of options under the 1996 Directors' Stock Option Plan as of January 30, 1998. The offering price information is estimated as of January 27, 1998, pursuant to Rule 457, solely for the purpose of calculating the registration fee.

This registration statement relates to 45,000 shares of Common Stock, $0.01 par value per share of the Registrant, reserved for issuance under the Intuit Inc. 1996 Directors' Stock Option Plan (the "Plan"). On November 26, 1996, the Registrant filed an initial Form S-8 Registration Statement (file no. 333-16829) to register 120,000 shares of Common Stock reserved for issuance under the Plan. The contents of such Registration Statement are incorporated herein by reference.



ITEM 8   EXHIBITS

4.01 Registrant's 1996 Directors' Stock Option Plan, as amended through January 16, 1998

5.01     Opinion of Counsel

23.01    Consent of Counsel (included in Exhibit 5.01)

23.02    Consent of Ernst & Young LLP, Independent Auditors

24.01    Power of Attorney (see page 4)



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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 28, 1998.


                                       INTUIT INC.

                                       By: /s/ GREG J. SANTORA
                                          -------------------------------------
                                          Greg J. Santora
                                          Vice President and
                                          Chief Financial Officer



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
                                POWER OF ATTORNEY

By signing this Form S-8 below, I hereby appoint each of William V. Campbell and Greg J. Santora as my attorney-in-fact to sign all amendments to this Form S-8 on my behalf, and to file this Form S-8 (including all exhibits and other documents related to the Form S-8) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to (1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               NAME                                   TITLE                            DATE
               ----                                   -----                            ----
PRINCIPAL EXECUTIVE OFFICER:


/s/  WILLIAM V.  CAMPBELL                President, Chief Executive Officer     January 28, 1998
------------------------------------     and Director
William V. Campbell


PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


/s/  GREG J. SANTORA                     Vice President and                     January 28, 1998
------------------------------------     Chief Financial Officer
Greg J. Santora


ADDITIONAL DIRECTORS:


/s/  SCOTT D.  COOK                      Chairman of the Board of Directors     January 28, 1998
------------------------------------
Scott D.  Cook


/s/  CHRISTOPHER W.  BRODY               Director                               January 28, 1998
--------------------------------
Christopher W.  Brody


/s/  L. JOHN DOERR                       Director                               January 28, 1998
------------------------------------
L. John Doerr


/s/  MICHAEL R. HALLMAN                  Director                               January 28, 1998
------------------------------------
Michael R. Hallman


/s/  BURTON J.  MCMURTRY                 Director                               January 28, 1998
------------------------------------
Burton J.  McMurtry




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
                                  EXHIBIT INDEX

Exhibit Number             Description                                    Page
--------------             -----------                                    ----
4.01                Registrant's 1996 Directors' Stock Option Plan

5.01                Opinion of Counsel

23.01               Consent of Counsel (included in Exhibit 5.01)

23.02               Consent of Ernst & Young LLP, Independent Auditors

24.01               Power of Attorney (see page 4)


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